UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2011

CYBERSPACE VITA, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-141929	14-1982491
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

56 Laenani Street, Haiku, HI		96708
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:   (310) 396-1691

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant's Certifying Accountants

(a)
On May 11, 2011, the Board of Directors of Cyberspace Vita, Inc. (“CV” or “Company”) engaged Paritz & Co., Hackensack, NJ as independent principal accountant and auditor to report on the Company’s financial statements for the fiscal year ending December 31, 2011, including performing the required quarterly reviews.

In conjunction with the new engagement, the Board of Directors of the Company approved the dismissal of its former accountant, De Joya Griffith & Company, LLC, Henderson, NV, as the Company’s principal accountant effective May 11, 2011. The Company does not have an audit or similar committee.  De Joya Griffith & Company, LLC has served the Company well since 2007. Under Item 304 of Regulation S-K, the reason for the auditor change is dismissal, not resignation nor declining to stand for re-election.

During the two most recent fiscal years and the interim period through the date of the dismissal, there were no disagreements with De Joya Griffith & Company, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or  procedure, which disagreements, if not resolved to De Joya Griffith & Company, LLC’s satisfaction, would have caused De Joya Griffith & Company, LLC to make reference to the subject matter of the disagreements in connection with its reports.

During the two most recent fiscal years and the interim period through the date of dismissal, the reports of De Joya Griffith & Company, LLC did not contain any adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles other than the following:

1)              The Report of Independent Registered Public Accounting Firm issued by De Joya Griffith & Company, LLC on February 28, 2011 with respect to the Company’s audited financial statements for the year ended December 31, 2010 contained the following statement:
”The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

2)              The Report of Independent Registered Public Accounting Firm issued by De Joya Griffith & Company, LLC on March 4, 2010 with respect to the Company’s audited financial statements for the year ended December 31, 2009 contained the following statement:

“The  accompanying  financial statements have been prepared  assuming  that  the Company will continue  as  a  going  concern.   As  discussed  in Note 4 to the financial  statements,  the  Company  has  suffered losses from operations  and current liabilities exceed current assets, all of which raise substantial doubt about  its  ability  to  continue as a going concern.   Management's  plans  in regards  to  these  matters are  also  described  in  Note  4.   The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

3)              During the two most recent fiscal years and the interim period through the date of dismissal, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company requested that De Joya Griffith & Company, LLC furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not De Joya Griffith & Company, LLC agreed with the above statements.  A copy of De Joya Griffith & Company, LLC letter to the SEC dated May 20, 2011 is filed as an Exhibit to this Form 8-K.

(b)
On May 11, 2011, the Company approved the engagement of Paritz & Co. as the Company's new independent registered public accounting firm for the fiscal year ending December 31, 2011. During the two most recent fiscal years and the subsequent interim period through the date of the dismissal of De Joya Griffith & Company, LLC, the Company did not consult with Paritz & Co. regarding any matters described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01.   Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit 16.1  Letter from De Joya Griffith & Company, LLC dated May 20, 2011.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CYBERSPACE VITA, INC.

DATE: May 20, 2011	By:	/s/ Geoffrey Alison
Geoffrey Alison
President and Chief Executive Officer